                                                                    EXHIBIT 3.43


                         CERTIFICATE OF INCORPORATION

                                      OF

                          AYI ACQUISITION CORPORATION


FIRST: The name of the corporation is AYI ACQUISITION CORPORATION.

SECOND: The address of the initial registered office of the corporation in the State of Delaware is 9 East Loockerman Street, in the City of Dover, County of Kent, 19901, and the name of the initial registered agent therein and in charge thereof, upon whom process against the corporation may be served in National Corporate Research, Ltd.

THIRD: The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

FOURTH: The total number of shares the corporation shall have authority to issue is Three thousand (3,000) shares of common stock, each with a par value of one cent ($.01).

FIFTH:  The corporation shall have perpetual existence.

SIXTH: No director shall be personally liable to the corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this Article Sixth by the stockholders of the corporation shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

SEVENTH: The Corporation shall have the right to indemnify any and all directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

EIGHTH: The name and mailing address of the incorporator is, John Morrissey c/o National Corporate Research, Ltd., 225 West 34th Street, New York, NY 10122-0032.

I, being the sole incorporator hereinbefore named, hereby sign this certificate for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware this 29/th/ day of January, 1998.


                                        /s/ John Morrissey
                                        ------------------------------------
                                        John Morrissey, Sole Incorporator
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                             CERTIFICATE OF MERGER

                                      OF

                                ADAM YOUNG INC.

                                     INTO

                          AYI ACQUISITION CORPORATION


     AYI Acquisition Corporation, a Delaware corporation, hereby certifies that:

     1. The name and state of incorporation of each of the constituent corporations are:

          (a)  Adam Young Inc., a New York corporation (hereinafter "Adam
               Young").

          (b) AYI Acquisition Corporation, a Delaware corporation (hereinafter the "Company").

     2. An Agreement and Plan of Merger (the "Merger Agreement") has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the provisions of subsection (c) of
Section 252 of the General Corporation Law of the State of Delaware.

     3. The Company shall be the surviving corporation and its name shall be "AYI Acquisition Corporation."

     4. The Certificate of Incorporation of the Company shall be the Certificate of Incorporation of the surviving corporation.

     5. The executed Merger Agreement is on file at the executive offices of the Company at 599 Lexington Avenue, New York, New York 10022.

     6. A copy of the Merger Agreement will be furnished by the Company, on request and without cost, to any stockholder of the constituent corporations.
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     7.   The authorized capital stock of Adam Young is 50,000 shares of common stock with a par value of $5.00 per share.

     IN WITNESS WHEREOF, the Company has caused this Certificate to be signed by James A. Morgan, its Executive Vice President, this 27/th/ day of February, 1998.

                                        AYI ACQUISITION CORPORATION



                                        By:  /s/ James A. Morgan
                                             -------------------------------
                                             By:  James A. Morgan
                                             Its: Executive Vice President
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                           CERTIFICATE OF AMENDMENT
                                    OF THE
                         CERTIFICATE OF INCORPORATION
                                      OF
                          AYI ACQUISITION CORPORATION

                           ________________________

          AYI Acquisition Corporation, a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

          FIRST: That by unanimous written consent pursuant to Section 141(f) of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation adopted resolutions proposing and declaring advisable the following amendment to the Corporation's Certificate of Incorporation:

     That Article First of the Corporation's Certificate of Incorporation be amended to read in its entirety as follows:

     "FIRST: The name of the corporation is ADAM YOUNG INC."

          SECOND: That by written consent pursuant to Section 228(a) of the General Corporation Law of the State of Delaware, the aforesaid amendment was duly adopted by the sole stockholder of the Corporation.

          THIRD: That, accordingly, the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

          IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by James A. Morgan, its Executive Vice President, this 6th day of May, 1998.

                                        AYI ACQUISITION CORPORATION


                                        By:  /s/ James A. Morgan
                                             ---------------------------
                                             James A. Morgan
                                             Executive Vice President